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                                                                   EXHIBIT 10.41

                                CLOSING AGREEMENT

         THIS CLOSING AGREEMENT (the "Agreement") is made and entered into as of the 30th day of September, 1999 between AFFINITY GROUP THRIFT HOLDING CORP., a Delaware corporation (the "Seller") and AFFINITY BANK HOLDINGS LLC, a Minnesota limited liability company (the "Purchaser").

                                   WITNESSETH:

         The Seller entered into a Stock Purchase Agreement dated as of December 7, 1998 (the "Purchase Agreement") pursuant to which the Purchaser agreed to purchase and acquire from the Seller all of the issued and outstanding stock of Affinity Bank, a California corporation ("AB"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

         The obligations of the Seller and the Purchaser under the Purchase Agreement are subject to contingencies including, INTER ALIA, approval of the transactions contemplated thereby by appropriate regulatory authorities. By action dated September 24, 1999, the Department of Financial Institutions of the State of California consented to the acquisition of AB by the Purchaser. Accordingly, the Seller and the Purchaser now wish to consummate the transactions contemplated by the Purchase Agreement and to make certain amendments to the Purchase Agreement as a condition thereof.

         NOW, THEREFORE, the parties agree as follows:

         1. The date of the Closing is hereby fixed by mutual agreement to be September 30, 1999. Conditions set forth in the Purchase Agreement pertaining to the giving of notice or otherwise are waived.

         2. The Seller hereby reaffirms the representations and warranties set forth in Sections 3.1 through 3.4 inclusive of the Purchase Agreement and the Purchaser reaffirms the representations and warranties set forth in Sections 3.5 through 3.8, inclusive, of the Purchase Agreement.

         3. The Purchaser has, contemporaneously herewith, issued to the Seller a preferred membership interest in the Purchaser constituting the consideration contemplated by Section 2.2 of the Purchase Agreement. The issuance of such membership interest shall be deemed to have satisfied the requirements of
Section 2.2 of the Purchase Agreement. The Purchaser acknowledges receipt of certificates for the shares of stock of AB duly endorsed for transfer.



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         4. This Agreement shall be subject to the general terms of the Purchase
Agreement, including, specifically, the provisions of Article 5 thereof, which
Article is incorporated herein by this reference thereto.

         This document may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

                                            AFFINITY GROUP THRIFT HOLDING CORP.

                                            By       /s/ Stephen Adams
                                               -------------------------------
                                                     Stephen Adams
                                                     Its President

                                            AFFINITY BANK HOLDINGS LLC

                                            By       /s/ Michael McGuire
                                               -------------------------------
                                                     Michael McGuire
                                                     Its President